EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS THAT the undersigned director of WHITMAN EDUCATION GROUP, INC. hereby generally constitutes and appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez and each of them with full power to each of them to act alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all documents or amendments relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                             /S/ PHILLIP FROST, M.D.
                                             ----------------------------------
                                                 PHILLIP FROST, M.D.

STATE OF FLORIDA                    )
                                    )  SS
COUNTY OF MIAMI-DADE                )

     The foregoing instrument was acknowledged before me in Miami-Dade County, Florida, this 16TH day of November, 1998, by PHILLIP FROST, M.D., who is personally known to me or who has produced ________________ driver's license (number _________________) as identification and who did take an oath.

                                   Notary Public: /S/
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                                                  State of Florida at Large
                                   Print Name:    Carolyn Orr
                                   My Commission Expires:  10/21/2002